Exhibit 99.1
GameStop Discloses Second Quarter 2026 Results
GRAPEVINE, Texas, September 8, 2026 (BUSINESS WIRE) — GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today released financial results for the second quarter ended August 1, 2026. The Company’s condensed and consolidated financial statements, including GAAP and non-GAAP results, are below.
SECOND QUARTER HIGHLIGHTS
Operating income of $160.2 million was the highest second quarter operating income in GameStop's history. Collectibles net sales grew 57% year over year to $356.3 million and now represent 45.1% of net sales. The Company had cash, cash equivalents, marketable securities and digital assets and related receivables of $5.4 billion, and investment in eBay Inc. ("eBay") common stock of $4.9 billion as of August 1, 2026. The Company raised its fiscal year 2026 Adjusted EBITDA outlook to in excess of $650 million.

SECOND QUARTER OVERVIEW
•Net sales were $790.2 million for the second quarter, compared to $972.2 million in the prior year's second quarter. The decrease primarily reflects the prior-year launch of Nintendo Switch 2, planned store closures, and the divestiture of the Company's France operations.
•Collectibles net sales were $356.3 million for the second quarter, or 45.1% of net sales, compared to $227.6 million, or 23.4% of net sales, in the prior year's second quarter.
•Selling, general and administrative (“SG&A”) expenses were $187.1 million for the second quarter, compared to $218.8 million in the prior year's second quarter.
•Operating income was $160.2 million for the second quarter, the highest second quarter operating income in GameStop's history, compared to operating income of $66.4 million in the prior year's second quarter.
◦Excluding impairment and other items, adjusted operating income was $158.7 million for the second quarter compared to adjusted operating income of $64.7 million in the prior year's second quarter.
•Net income was $298.7 million for the second quarter, compared to net income of $168.6 million for the prior year’s second quarter.
◦Excluding impairments, loss (gain) on digital assets and related receivables, gain on derivative asset, unrealized gain on equity investment, and other items, adjusted net income was $161.1 million for the second quarter compared to adjusted net income of $138.3 million for the prior year's second quarter.
•Adjusted EBITDA was $174.0 million for the second quarter, compared to $75.7 million in the prior year's second quarter.
•Total cash, cash equivalents, marketable securities, digital assets and related receivables were $5.4 billion at the close of the second quarter. This included $5.1 billion of cash, cash equivalents, and marketable securities (compared to $8.7 billion at the close of the prior year's second quarter) and $0.3 billion in digital assets and related receivables.
•As of August 1, 2026, the Company held approximately 43.4 million shares of eBay common stock with a fair value of approximately $4.9 billion.
•As previously announced, on September 3, 2026, the Company completed privately negotiated exchanges retiring approximately $1.4 billion aggregate principal amount of its 0.00% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, reducing total long-term debt to approximately $2.8 billion.

Beginning with this quarter, the Company reports net sales in three categories (Collectibles, Video Games, and Pre-Owned and Refurbished), which aligns with how management views and operates the business. Prior-period amounts have been recast to conform to the new presentation. See “Sales Mix” in Schedule I below.
FISCAL YEAR 2026 OUTLOOK
For the fiscal year ending January 30, 2027, the Company now expects to generate Adjusted EBITDA in excess of $650 million, an increase from its prior outlook of Adjusted EBITDA in excess of $600 million provided on June 26, 2026. Adjusted EBITDA for the first six months of fiscal year 2026 was $339.7 million.
NON-GAAP MEASURES AND OTHER METRICS
As a supplement to the Company’s financial results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), GameStop may use certain non-GAAP measures, such as adjusted SG&A expenses, adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share, adjusted EBITDA and free cash flow. The Company believes these non-GAAP financial measures provide useful information to investors in evaluating the Company’s core operating performance. Adjusted SG&A expenses, adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA exclude the effect of discretely managed items such as certain transformation costs (including severance and other costs), asset impairments, (gain) loss on digital assets and related receivables, (gain) loss on written options on digital assets, (gain) loss on derivative asset, unrealized (gain) loss on equity investment, as well as divestiture costs, which we believe is useful in providing period to period comparisons. Free cash flow excludes capital expenditures otherwise included in net cash flows provided by (used in) operating activities, and therefore measures our ability to generate additional cash from our business operations, which we believe is an important financial measure for use by investors in evaluating the Company's financial performance. The Company’s definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance.
With regard to the Company's fiscal year 2026 Adjusted EBITDA outlook, the Company is not able to reconcile this forward-looking non-GAAP measure to the closest corresponding GAAP measure, net income, without unreasonable efforts because it is unable to predict the ultimate outcome of certain significant items.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - SAFE HARBOR

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of terms such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "pro forma," "seeks," "should," "will" or similar expressions. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions, outcomes and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual developments, business decisions, outcomes and results to differ materially from those reflected or described in the forward-looking statements: the performance of our business and our ability to generate earnings in line with our guidance; economic, social, and political conditions in the markets in which we operate; the competitive nature of the Company’s industry; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; interruptions to the Company’s supply chain or the supply chain of our suppliers; the Company’s dependence on sales during the holiday selling season and on the popularity and sale of trading cards; the Company’s ability to obtain favorable terms from its current and future suppliers and service providers; the Company’s ability to anticipate, identify and react to trends in pop culture with regard to its sales of collectibles; the Company’s ability to maintain strong retail and ecommerce experiences for its customers; the Company’s ability to keep pace with changing industry technology and consumer preferences; how the Company incorporates artificial intelligence into workflows and processes, including customer-facing and operational activities, and challenges with properly managing its use; the Company’s ability to manage its profitability and cost reduction initiatives; the Company’s ability to complete its proposed acquisition of eBay; changes in senior management or the Company’s ability to attract and retain qualified personnel; the Company is highly dependent on the services of the Company’s Chairman of the Board and Chief Executive Officer, Ryan Cohen; potential damage to the Company’s reputation or customers' perception of the Company; the Company's ability, or the ability of the third parties with whom we work, to maintain the security of our information technology systems or data (including customer, associate or Company information); the Company's compliance with stringent and evolving laws and other obligations related to data privacy and security; occurrence of weather events, natural disasters, public health crises and other unexpected events; risks associated with inventory shrinkage; potential failure or inadequacy of the Company's computerized systems; the ability of the Company’s third party delivery services to deliver products to the Company’s retail locations, fulfillment centers and consumers and changes in the terms the Company has with such service providers; the ability and willingness of the Company’s vendors to provide marketing and merchandising support at historical or anticipated levels; restrictions on the Company’s ability to purchase and sell pre-owned products; the Company’s ability to renew or enter into new leases on favorable terms; unfavorable changes in the Company’s global tax rate; legislative actions; the Company’s ability to comply with federal, state, local and international laws and regulations and statutes; changes to tariff and import/export regulations; potential litigation and other legal proceedings; the value of the Company's investment holdings; concentration of the Company's investment portfolio into one or fewer holdings; the recognition of losses in a particular investment even if the Company has not sold the investment; the execution and timing of share repurchases, if any, under the share repurchase authorization; volatility in the Company’s stock price, including volatility due to potential short squeezes; continued high degrees of media coverage by third parties; the availability and future sales of substantial amounts of the Company’s Class A common stock; the issuance of the Company's Class A common stock upon the exercise of the warrants declared as part of the October 7, 2025 distribution to the holders of record of the Company's Class A common stock and holders of the Convertible Notes, in the form of warrants to purchase shares of common stock (the “Warrants”), may depress our stock price; future issuance of additional warrants may adversely affect the market price of the Warrants and the market price of the Company’s Class A common stock; the Warrants do not automatically exercise, and any Warrant that is not exercised prior to their expiration date will lose all financial value; fluctuations in the Company’s results of operations from quarter to quarter; the Company’s ability to generate sufficient cash flow to fund its operations; the $1.5 billion 0.00% Convertible Senior Notes due 2030 (the “2030 Notes") and $2,700 million 0.00% Convertible Senior Notes due 2032 (the "2032 Notes" and, collectively with the 2030 Notes, the "Convertible Notes") are the Company’s obligations only, and substantially all of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries; servicing the Convertible Notes requires a significant amount of cash, and the Company may not have sufficient cash flow from our business to make such payments, and we may incur additional indebtedness in the future; the Company’s ability to incur additional debt; risks associated with the Company’s investment in marketable, nonmarketable and interest-bearing securities, including the impact of such investments on Company’s financial results; the Company's investment policy permits investments in certain cryptocurrency assets, including Bitcoin and U.S. dollar-denominated stable coins, and to the extent the Company holds Bitcoin or U.S. dollar denominated stable coins, the Company will be exposed to certain risks associated with Bitcoin or stable coins, respectively; the Company’s derivative strategy can expose it to counterparty risk; and the Company’s ability to maintain effective internal control over financial reporting. Additional factors that could cause results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's most recent Annual Report on Form 10-K and other filings made from time to time with the SEC and available at www.sec.gov or on the Company’s investor relations website (https://investor.gamestop.com). Forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Preliminary Financial Information

With respect to the Company's fiscal year 2026 outlook set forth above, all such projected financial information is preliminary and forward-looking. This estimate is not a comprehensive statement of the Company's financial position or results of operations, and there is no assurance that the Company will achieve its forecasted results within the relevant period or otherwise. Actual results may differ materially from this estimate.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 Weeks Ended August 1, 2026	13 Weeks Ended August 2, 2025
Net sales	$790.2	$972.2
Cost of sales	445.2	689.1
Gross profit	345.0	283.1
Selling, general and administrative expenses	187.1	218.8
Asset impairments	(2.3)	(2.1)
Operating income	160.2	66.4
Interest income, net	(77.1)	(79.6)
Gain on derivative asset, net	(166.3)	—
Loss (gain) on digital assets and related receivables	75.0	(28.6)
Unrealized gain on equity investment	(72.1)	—
Other income, net	(19.5)	—
Income before income taxes	420.2	174.6
Income tax expense	121.5	6.0
Net income	$298.7	$168.6

Net income per share:
Basic income per share	$0.67	$0.38
Diluted income per share	$0.51	$0.31

Weighted-average common shares outstanding:
Basic	448.8	447.4
Diluted	592.6	546.5

Percentage of Net sales:

Net sales	100.0%	100.0%
Cost of sales	56.3	70.9
Gross profit	43.7	29.1
Selling, general and administrative expenses	23.7	22.5
Asset impairments	(0.3)	(0.2)
Operating income	20.3	6.8
Interest income, net	(9.8)	(8.2)
Gain on derivative asset, net	(21.0)	—
Loss (gain) on digital assets and related receivables	9.5	(2.9)
Unrealized gain on equity investment	(9.1)	—
Other income, net	(2.5)	—
Income before income taxes	53.2	18.0
Income tax expense	15.4	0.6
Net income	37.8%	17.3%

	26 Weeks Ended August 1, 2026	26 Weeks Ended August 2, 2025
Net sales	1,625.5	1,704.6
Cost of sales	940.2	1,168.7
Gross profit	685.3	535.9
Selling, general and administrative expenses	388.7	446.9
Asset impairments	(6.9)	33.4
Operating income	303.5	55.6
Interest income, net	(160.8)	(136.5)
Gain on derivative asset, net	(434.7)	—
Loss (gain) on digital assets and related receivables	73.9	(28.6)
Unrealized gain on equity investment	(72.1)	—
Other income, net	(29.4)	(2.2)
Income before income taxes	926.6	222.9
Income tax expense	238.3	9.5
Net income	$688.3	$213.4

Net income per share:
Basic income per share	$1.53	$0.48
Diluted income per share	$1.17	$0.42

Weighted-average common shares outstanding:
Basic	448.6	447.3
Diluted	592.5	506.2

Percentage of Net sales:

Net sales	100.0%	100.0%
Cost of sales	57.8	68.6
Gross profit	42.2	31.4
Selling, general and administrative expenses	23.9	26.2
Asset impairments	(0.4)	2.0
Operating income	18.7	3.3
Interest income, net	(9.9)	(8.0)
Gain on derivative asset, net	(26.7)	—
Loss (gain) on digital assets and related receivables	4.5	(1.7)
Unrealized gain on equity investment	(4.4)	—
Other income, net	(1.8)	(0.1)
Income before income taxes	57.0	13.1
Income tax expense	14.7	0.6
Net income	42.3%	12.5%

GameStop Corp.
Condensed Consolidated Statements of Operations by Segment
(in millions, except per share data)
(unaudited)

	United States	Australia	Europe	Total
As of and for the three months ended August 1, 2026
Net sales	$608.2	$120.9	$61.1	$790.2
Cost of sales	325.1	76.8	43.3	445.2
Gross profit	283.1	44.1	17.8	345.0
Selling, general and administrative expenses:	129.9	35.9	21.3	187.1
Store related	104.2	28.3	17.4	149.9
Other	25.7	7.6	3.9	37.2
Asset impairments	—	0.1	(2.4)	(2.3)
Operating income (loss)	153.2	8.1	(1.1)	160.2
Interest income, net				(77.1)
Gain on derivative asset, net				(166.3)
Loss on digital assets and related receivables				75.0
Unrealized gain on equity investment				(72.1)
Other income, net				(19.5)
Income before income taxes				420.2
Income tax expense				121.5
Net income				298.7

Property and equipment, net	34.1	16.0	—	50.1
Capital expenditures	—	1.7	—	1.7

	United States	Australia	Europe	Total
As of and for the three months ended August 2, 2025
Net sales	$724.6	$140.9	$106.7	$972.2
Cost of sales	509.3	99.1	80.7	689.1
Gross profit	215.3	41.8	26.0	283.1
Selling, general and administrative expenses:	151.6	35.8	31.4	218.8
Store related	129.2	28.6	26.8	184.6
Other	22.4	7.2	4.6	34.2
Asset impairments	—	—	(2.1)	(2.1)
Operating income (loss)	63.7	6.0	(3.3)	66.4
Interest income, net				(79.6)
Unrealized gain on digital assets				(28.6)
Income before income taxes				174.6
Income tax expense				6.0
Net income				168.6

Property and equipment, net(1)	35.8	16.5	—	52.3
Capital expenditures	2.6	1.5	—	4.1
(1)    Property and equipment, net for France (Europe) was classified in Assets held for sale on our Condensed Consolidated Balance Sheets.

	United States	Australia	Europe	Total
As of and for the six months ended August 1, 2026
Net sales	$1,259.3	$220.5	$145.7	$1,625.5
Cost of sales	693.9	142.1	104.2	940.2
Gross profit	565.4	78.4	41.5	685.3
Selling, general and administrative expenses:	267.6	69.9	51.2	388.7
Store related	216.4	55.1	43.7	315.2
Other	51.2	14.8	7.5	73.5
Asset impairments	—	0.4	(7.3)	(6.9)
Operating income (loss)	297.8	8.1	(2.4)	303.5
Interest income, net				(160.8)
Gain on derivative asset, net				(434.7)
Loss on digital assets and related receivables				73.9
Unrealized gain on equity investment				(72.1)
Other income, net				(29.4)
Income before income taxes				926.6
Income tax expense				238.3
Net income				688.3

Property and equipment, net	34.1	16.0	—	50.1
Capital expenditures	3.4	2.8	—	6.2

	United States	Canada	Australia	Europe	Total
As of and for the six months ended August 2, 2025
Net sales	$1,262.1	$38.2	$222.8	$181.5	$1,704.6
Cost of sales	852.9	28.2	154.1	133.5	1,168.7
Gross profit	409.2	10.0	68.7	48.0	535.9
Selling, general and administrative expenses:	311.9	13.9	68.1	53.0	446.9
Store related	260.8	11.3	55.2	49.2	376.5
Other	51.1	2.6	12.9	3.8	70.4
Asset impairments	—	18.3	—	15.1	33.4
Operating income (loss)	97.3	(22.2)	0.6	(20.1)	55.6
Interest income, net					(136.5)
Unrealized gain on digital assets					(28.6)
Other income, net					(2.2)
Income before income taxes					222.9
Income tax expense					9.5
Net income					213.4

Property and equipment, net(1)	35.8	—	16.5	—	52.3
Capital expenditures	3.8	0.1	2.5	0.6	7.0
(1)    Property and equipment, net for France (Europe) was classified in Assets held for sale on our Condensed Consolidated Balance Sheets.

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	August 1, 2026	August 2, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$4,854.3	$8,694.4
Marketable securities	206.0	—
Receivables, net of allowance of $3.8 and $0.9, respectively	95.4	45.5
Digital assets and related receivables	294.1	—
Merchandise inventories, net	439.0	484.9
Prepaid expenses and other current assets	36.8	36.6
Assets held for sale	—	177.0
Total current assets	5,925.6	9,438.4
Property and equipment, net of accumulated depreciation of $487.3 and $567.2, respectively	50.1	52.3
Digital assets	—	528.6
Equity investment	4,946.9	—
Operating lease right-of-use assets	158.9	249.9
Deferred income taxes	16.9	18.8
Other noncurrent assets	46.4	53.1
Total assets	$11,144.8	$10,341.1

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$214.9	$292.9
Accrued liabilities and other current liabilities	385.1	283.8
Current portion of operating lease liabilities	79.7	101.5
Liabilities held for sale	—	151.7
Total current liabilities	679.7	829.9
Long-term debt	4,167.8	4,160.9
Operating lease liabilities	85.7	155.5
Other long-term liabilities	70.2	18.4
Total liabilities	5,003.4	5,164.7
Total stockholders’ equity	6,141.4	5,176.4
Total liabilities and stockholders’ equity	$11,144.8	$10,341.1

GameStop Corp.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	13 Weeks Ended August 1, 2026	13 Weeks Ended August 2, 2025
Cash flows from operating activities:
Net income	$298.7	$168.6
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	4.6	4.7
Stock-based compensation expense, net	7.3	6.3
Loss (gain) on digital assets and related receivables	75.0	(28.6)
Gain on derivative asset	(203.6)	—
Unrealized gain on equity investment	(72.1)	—
Deferred income taxes	62.1	—
Loss on disposal of property and equipment, net	0.3	0.9
Asset impairments	(2.3)	(2.1)
Other, net	(18.1)	3.0
Changes in operating assets and liabilities:
Receivables, net	(37.8)	(2.2)
Merchandise inventories, net	(19.2)	(72.1)
Prepaid expenses and other current assets	1.3	(0.8)
Prepaid income taxes and income taxes payable	(42.8)	(8.8)
Accounts payable and accrued liabilities	7.5	53.6
Operating lease right-of-use assets and liabilities	(1.5)	(1.1)
Changes in other long-term liabilities	3.0	(4.0)
Net cash flows provided by operating activities	62.4	117.4
Cash flows from investing activities:
Capital expenditures	(1.7)	(4.1)
Purchases of marketable securities	(0.7)	(52.5)
Proceeds from maturities and sales of marketable securities	763.3	41.4
Purchase of digital assets	—	(500.0)
Proceeds from collateral pledged for derivative asset	983.3	—
Proceeds from written options on digital assets	12.4	—
Cash paid for equity investment	(4,386.3)	—
Proceeds from other divestitures, net of cash disposed	—	(5.6)
Other	21.7	(2.5)
Net cash flows used in investing activities	(2,608.0)	(523.3)
Cash flows from financing activities:
Proceeds from the issuance of convertible debt	—	2,700.0
Debt issuance costs from convertible debt	—	(21.6)
Repayments of debt	—	(3.1)
Repayments of French term loans	(1.4)	—
Proceeds from equity awards directly withheld from employees for tax purposes	2.6	2.3
Payments to tax authorities for equity awards directly withheld from employees	(2.6)	(2.3)
Net cash flows (used in) provided by financing activities	(1.4)	2,675.3
Exchange rate effect on cash, cash equivalents and restricted cash	3.5	0.1
Less: Net change in cash balance classified as assets held for sale	—	40.3
(Decrease) Increase in cash, cash equivalents, and restricted cash	(2,543.5)	2,309.8
Cash, cash equivalents and restricted cash at beginning of period	7,411.8	6,424.1
Cash, cash equivalents and restricted cash at end of period	$4,868.3	$8,733.9

	26 Weeks Ended August 1, 2026	26 Weeks Ended August 2, 2025
Cash flows from operating activities:
Net income	$688.3	$213.4
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	9.1	10.3
Stock-based compensation expense, net	15.8	11.8
Loss (gain) on digital assets and related receivables	73.9	(28.6)
Gain on derivative asset	(488.9)	—
Unrealized gain on equity investment	(72.1)	—
Deferred income taxes	123.5	—
Loss (gain) on disposal of property and equipment, net	0.4	(0.6)
Asset impairments	(6.9)	33.4
Other, net	(25.9)	2.6
Changes in operating assets and liabilities:
Receivables, net	(44.7)	9.8
Merchandise inventories, net	(35.8)	(82.2)
Prepaid expenses and other current assets	10.3	5.9
Prepaid income taxes and income taxes payable	(3.3)	(10.4)
Accounts payable and accrued liabilities	161.0	163.9
Operating lease right-of-use assets and liabilities	(8.2)	(1.7)
Changes in other long-term liabilities	3.3	(17.7)
Net cash flows provided by operating activities	399.8	309.9
Cash flows from investing activities:
Capital expenditures	(6.2)	(7.0)
Purchases of marketable securities	(7.1)	(67.2)
Proceeds from maturities and sales of marketable securities	2,491.2	64.0
Cash paid for equity investment	(4,386.3)	—
Collateral pledged for derivative asset	(983.3)	—
Proceeds from collateral pledged for derivative asset	983.3	—
Proceeds from written options on digital assets	18.2	—
Purchase of digital assets	—	(500.0)
Proceeds from other divestitures, net of cash disposed	—	(3.4)
Other	25.1	(2.4)
Net cash flows used in investing activities	(1,865.1)	(516.0)
Cash flows from financing activities:
Proceeds from the issuance of convertible debt	—	4,200.0
Debt issuance costs from convertible debt	—	(40.9)
Repayments of debt	—	(5.8)
Proceeds from the exercise of warrants	0.1	—
Proceeds from equity awards directly withheld from employees for tax purposes	5.5	4.6
Payments to tax authorities for equity awards directly withheld from employees	(5.5)	(4.6)
Net cash flows provided by financing activities	0.1	4,153.3
Exchange rate effect on cash, cash equivalents and restricted cash	5.4	6.0
Less: Net change in cash balance classified as assets held for sale	—	(9.1)
(Decrease) Increase in cash, cash equivalents, and restricted cash	(1,459.8)	3,944.1
Cash, cash equivalents and restricted cash at beginning of period	6,328.1	4,789.8
Cash, cash equivalents and restricted cash at end of period	$4,868.3	$8,733.9

Schedule I
Sales Mix
(in millions)
(unaudited)

Beginning in the second quarter of fiscal 2026, the Company presents net sales in the categories below. Prior-period amounts have been recast to conform.

	13 Weeks Ended August 1, 2026		13 Weeks Ended August 2, 2025

	Net	Percent	Net	Percent
Net Sales:	Sales	of Total	Sales	of Total
Collectibles(1)	$356.3	45.1%	$227.6	23.4%
Video Games(2)	263.2	33.3%	494.6	50.9%
Pre-Owned and Refurbished(3)	170.7	21.6%	250.0	25.7%
Total	$790.2	100.0%	$972.2	100.0%

	26 Weeks Ended August 1, 2026		26 Weeks Ended August 2, 2025

	Net	Percent	Net	Percent
Net Sales:	Sales	of Total	Sales	of Total
Collectibles(1)	$705.2	43.4%	$439.1	25.7%
Video Games(2)	549.8	33.8%	844.8	49.6%
Pre-Owned and Refurbished(3)	370.5	22.8%	420.7	24.7%
Total	$1,625.5	100.0%	$1,704.6	100.0%

(1) Includes new and pre-owned trading cards and other collectible products; action figures, statues, replicas and other figures; apparel; plush, board games, building sets, and other toys; home goods; and other retail products for collectors and enthusiasts of gaming, entertainment and pop culture; and fees earned from facilitating the submission of customers' trading cards to a third-party authentication and grading service. Collectible products are classified in this category based on the nature of the product, irrespective of whether the product is new or pre-owned.

(2) Includes new video game hardware, accessories, and software (both physical and digital); digital currency, including platform points and gift cards redeemable for digital games and content; PC gaming products; and extended product warranties sold on new product.

(3) Includes pre-owned and refurbished video game hardware, physical video game software, accessories, and consumer electronics, acquired primarily through our customer trade-in programs and extended product warranties sold on pre-owned product. This category excludes pre-owned collectible products, which are included in Collectibles.

GameStop Corp.
Schedule II
(in millions, except per share data)
(unaudited)
Non-GAAP results
The following tables reconcile the Company's selling, general and administrative expenses (“SG&A expense”), operating income (loss), net income (loss) and net income (loss) per share as presented in its unaudited consolidated statements of operations and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to its adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA. The diluted weighted-average shares outstanding used to calculate adjusted net income per share may differ from GAAP weighted-average shares outstanding. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss. The tax adjustments below for the 13 and 26 weeks ended August 1, 2026 include provisions for the tax effects of non-GAAP adjustments. There was no tax impact of non-GAAP adjustments for the 13 and 26 weeks ended August 2, 2025 due to the availability of net operating loss carryforwards and related valuation allowances. The reconciliations below are from continuing operations only.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Adjusted SG&A expense
SG&A expense	$187.1	$218.8	$388.7	$446.9
Transformation costs(1)	(0.8)	(0.4)	(2.6)	(3.2)
Adjusted SG&A expense	$186.3	$218.4	$386.1	$443.7

Adjusted Operating Income
Operating income	$160.2	$66.4	$303.5	$55.6
Transformation costs(1)	0.8	0.4	2.6	3.2
Asset impairments(2)	(2.3)	(2.1)	(6.9)	33.4
Adjusted operating income	$158.7	$64.7	$299.2	$92.2

Adjusted Net Income
Net Income	$298.7	$168.6	$688.3	$213.4
Transformation costs(1)	0.8	0.4	2.6	3.2
Divestitures and other	—	—	—	(2.2)
Asset impairments(2)	(2.3)	(2.1)	(6.9)	33.4
Loss (gain) on digital assets and related receivables	75.0	(28.6)	73.9	(28.6)
(Gain) loss on written options on digital assets	(16.1)	—	(13.8)	—
Gain on derivative asset, net	(166.3)	—	(434.7)	—
Unrealized gain on equity investment	(72.1)	—	(72.1)	—
Income tax impact of adjustments(3)	43.4	—	108.2	—
Adjusted net income	$161.1	$138.3	$345.5	$219.2

Adjusted net income per share
Basic	$0.36	$0.31	$0.77	$0.49
Diluted	0.27	0.25	0.58	0.43

Number of shares used in adjusted calculation
Basic	448.8	447.4	448.6	447.3
Diluted	592.6	546.5	592.5	506.2

(1) Transformation costs include severance, stock-based compensation forfeitures related to workforce optimization efforts and departures of key personnel, adjustments to reserves for expenses for consultants and advisors related to transformation initiatives, and other costs in connection with the transformation initiatives.

(2) Asset impairments in the current year include amounts incurred in connection with the divestiture of our operations in France and the closure of our operations in New Zealand. Asset impairments in the prior year include amounts incurred in connection with the divestiture of France and Canada.

(3) Calculated using the Company’s blended statutory tax rate of approximately 24%.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Reconciliation of Net Income to Adjusted EBITDA
Net income	$298.7	$168.6	$688.3	$213.4
Interest income, net	(77.1)	(79.6)	(160.8)	(136.5)
Depreciation and amortization	4.6	4.7	9.1	10.3
Income tax expense	121.5	6.0	238.3	9.5
EBITDA	$347.7	$99.7	$774.9	$96.7
Stock-based compensation	7.3	6.3	15.8	11.8
Transformation costs(1)	0.8	0.4	2.6	3.2
Divestitures and other	—	—	—	(2.2)
Asset impairments(2)	(2.3)	(2.1)	(6.9)	33.4
Loss (gain) on digital assets and related receivables	75.0	(28.6)	73.9	(28.6)
(Gain) loss on written options on digital assets	(16.1)	—	(13.8)	—
Gain on derivative asset	(166.3)	—	(434.7)	—
Unrealized gain on equity investment	(72.1)	—	(72.1)	—
Adjusted EBITDA	$174.0	$75.7	$339.7	$114.3

(1) Transformation costs include severance, stock-based compensation forfeitures related to workforce optimization efforts and departures of key personnel, adjustments to reserves for expenses for consultants and advisors related to transformation initiatives, and other costs in connection with the transformation initiatives.

(2) Asset impairments in the current year include amounts incurred in connection with the divestiture of our operations in France and the closure of our operations in New Zealand. Asset impairments in the prior year include amounts incurred in connection with the divestiture of France and Canada.

GameStop Corp.
Schedule III
(in millions)
(unaudited)
Non-GAAP results
The following table reconciles the Company's cash flows provided by operating activities as presented in its unaudited Consolidated Statements of Cash Flows and prepared in accordance with GAAP to its free cash flow. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use by investors in evaluating the Company’s financial performance.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net cash flows provided by operating activities	$62.4	$117.4	$399.8	$309.9
Capital expenditures	(1.7)	(4.1)	(6.2)	(7.0)
Free cash flow	$60.7	$113.3	$393.6	$302.9
Non-GAAP Measures and Other Metrics
Adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share are supplemental financial measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. We define adjusted EBITDA as net income before income taxes, plus interest income, net and depreciation and amortization, excluding stock-based compensation, certain transformation costs (including severance and other costs), business divestitures, asset impairments, (gain) loss on digital assets and related receivables, (gain) loss on written options on digital assets, (gain) loss on derivative asset, unrealized gain on equity investment, and other non-cash charges. Net income is the GAAP financial measure most directly comparable to adjusted EBITDA. Our non-GAAP financial measures should not be considered as an alternative to the most directly comparable GAAP financial measure. Furthermore, non-GAAP financial measures have limitations as an analytical tool because they exclude some but not all items that affect the most directly comparable GAAP financial measures. Some of these limitations include:
•certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure;
•adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and
•our computations of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
We compensate for the limitations of adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share as analytical tools by reviewing the comparable GAAP financial measure, understanding the differences between the GAAP and non-GAAP financial measures and incorporating these data points into our decision-making process. Adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share are provided in addition to, and not as an alternative to, the Company’s financial results prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share may be defined and determined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
Contact
GameStop Investor Relations
817-424-2001
ir@gamestop.com